Consent of Independent Accountants


We   consent  to  the  incorporation  by  reference  in  the
registration statement of Peter Kiewit Sons', Inc. on Form S-
8  (File No. 333-42465) of our reports dated March 30,  1998 on  our  audits of the consolidated financial statements  of
Peter Kiewit Sons', Inc., the financial statements and financial statement schedule of Kiewit Construction  and Mining Group, a
business  group  of  Peter Kiewit   Sons',  Inc.,  and  the
financial statements of Diversified Group, a business group of Peter Kiewit Sons', Inc. as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997 which reports are included in this Annual Report on Form 10-KA.



Coopers & Lybrand L.L.P.


Omaha, Nebraska
April 22, 1998


                      Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Peter Kiewit Sons', Inc. on Form S-8 (File No. 333-42465) of our report dated March 13, 1998, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-KA.

Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
April 22, 1998